UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2006

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers.
Item 8.01 Other Events.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers.

On May 30, 2006, the President of the United States announced his intention to nominate Henry M. Paulson, Jr., Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc. (the “Registrant”), as Secretary of the Treasury of the United States, and Mr. Paulson announced that he would accept the position if so nominated and confirmed by the United States Senate. On June 2, 2006, Mr. Paulson submitted a letter to the Board of Directors of the Registrant resigning from his positions with the Registrant effective upon his confirmation as Secretary of the Treasury.

Item 8.01 Other Events.

On June 2, 2006, the Registrant announced that its Board of Directors intends to elect Lloyd C. Blankfein, currently the Registrant's President and Chief Operating Officer, to succeed Mr. Paulson as its next Chairman and Chief Executive Officer. This will occur in the event that Mr. Paulson is confirmed by the United States Senate as Secretary of the Treasury of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: June 2, 2006	By:	/s/ Gregory K. Palm

		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel

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